Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Papa Murphy’s Holdings, Inc. of our report dated December 13, 2013, relating to the consolidated financial statements and financial statement schedules of Papa Murphy’s Holdings, Inc. and subsidiaries, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Moss Adams LLP

Portland, Oregon

December 13, 2013